                                  SCHEDULE 1

         The Reporting Persons have engaged in the following transactions in Shares since November 17, 1999, the last day on which a transaction in the Shares by the Reporting Persons was reported on the Schedule 13D.


Transaction             Number of           Price
   Date                  Shares           Per Share*      Purchaser
-----------             ---------         ----------      ---------
11-19-99                  4,300             1.4375          Bisco
11-23-99                    500             1.3125          Bisco
11-24-99                    300             1.3125          Bisco
12-01-99                    700             1.3125          Bisco
12-05-99                  2,240             1.4194          Bisco
12-07-99                  5,400             1.4936          Bisco
12-08-99                    140             1.3750          Bisco
12-09-99                  3,060             1.3362          Bisco
12-13-99                  1,200             1.2500          Bisco
12-14-99                    100             1.2500          Bisco
12-21-99                  2,200             1.3466          Bisco
12-22-99                  4,660             1.4335          Bisco
12-23-99                  7,700             1.5722          Bisco

* Excluding commissions


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